FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (the "Fifth Amendment"), made and entered into as of the 1st day of October, 2005, by and among Streicher Mobile Fueling, Inc., a Florida corporation (hereinafter referred to as "Original Borrower"), SMF Services, Inc., a Delaware corporation (hereinafter referred to as "Second Borrower"), H&W Petroleum Company, Inc., a Texas corporation (hereinafter referred to as "New Borrower" and, collectively with Original Borrower and Second Borrower, as "Borrower") and Wachovia Bank, National Association, successor by merger to Congress Financial Corporation (Florida) (hereinafter referred to as "Lender").

R  E  C  I  T  A  L  S:

A. On September 26, 2002, Original Borrower and Lender entered into a Loan and Security Agreement (the "Agreement"), establishing a revolving line of credit (the "Revolving Loans") by Lender in favor of Original Borrower.

B. Original Borrower and Lender executed a Consent and First Amendment to Loan and Security Agreement dated as of March 31, 2003 (the "First Amendment"), consenting to certain subordinated debt of Original Borrower and modifying certain defined terms in the Agreement.

C. Original Borrower and Lender executed a Second Amendment to Loan and Security Agreement dated as of August 29, 2003 (the “Second Amendment”), (1) permitting Original Borrower to incur certain additional secured Indebtedness, and (2) releasing Lender's security interest in the patents (including the related trade names utilized in such patents) constituting a portion of the Collateral, subject to the terms and conditions stated therein.

D. Original Borrower and Lender executed a Third Amendment to Loan and Security Agreement dated as of August 30, 2003 (the "Third Amendment"), modifying certain terms of the Agreement in order to reflect that the amount of the additional secured Indebtedness contemplated by the Second Amendment exceeded the actual amount thereof.

E. Original Borrower, Second Borrower and Lender executed a Fourth Amendment to Loan and Security Agreement dated as of February 18, 2005 (the "Fourth Amendment"), adding Second Borrower as an additional borrower under the Revolving Loans, extending the term of the Agreement, and modifying the applicable Interest Rate, the unused line fee and certain covenants of the Agreement.

F. New Borrower has purchased certain assets from Harkrider Distributing Company, Inc., a Texas corporation, (the "Asset Purchase"), Original Borrower desires to acquire all of the outstanding shares of New Borrower's capital stock (the "Stock Purchase"), and Original Borrower is incurring certain unsecured and additional secured Indebtedness (the "Acquisition Financing") in order to finance the Stock Purchase.

G. Borrower and Streicher Realty, Inc., a Florida corporation, have requested that Lender add New Borrower as an additional borrower under the Revolving Loans, increase the Maximum Credit amount for the Revolving Loans, add certain inventory to the Borrowing Base, decrease the applicable Interest Rate, extend the term of the Agreement and modify certain covenants of the Agreement, and Lender is agreeable to same, subject to the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the mutual covenants of the parties hereto, and for other good and valuable consideration, it is agreed as follows:

1. The foregoing statements are true and correct and are incorporated herein as if set forth in full.

2. Unless otherwise defined herein, all terms used herein shall have the definitions specified in the Agreement, as modified by the First Amendment, the Second Amendment, the Third Amendment, and the Fourth Amendment; all references hereinafter made to the Agreement to include the modifications thereto effectuated pursuant to the First Amendment, the Second Amendment, the Third Amendment, and the Fourth Amendment.

3. Borrower confirms and acknowledges that the balance due Lender under the Revolving Loans as of the close of business on October 1, 2005 was the principal amount of $3,334,535.81 plus accrued interest since the date last paid, all free and clear of any defense, set-off or counterclaim.

4. The Agreement is hereby modified as follows (all references to Sections and Subsections being the applicable Sections and Subsections of the Agreement):

(a)	The term "Borrower" shall hereafter refer to Original Borrower, Second Borrower and New Borrower (as redefined in this Fifth Amendment), as co-borrowers (each a "Co-Borrower").

(b)	Section 1.6 is amended and restated in its entirety to read as follows:

1.6 "Borrowing Base" shall mean, at any time, the amount equal to: (a) eighty-five (85%) percent of the (i) Net Amount of Eligible Accounts and (ii) Unbilled Gallons Delivered, plus (b) the lesser of (i) $3,500,0000 (the "Inventory Loan Limit") or (ii) the lesser of sixty-five (65%) percent multiplied by the Value of the Eligible Inventory of New Borrower consisting of finished goods or eighty-five (85%) percent of the Net Recovery Percentage multiplied by the Value of such Eligible Inventory, less (c) any Reserves. For purposes only of applying the Inventory Loan Limit, Lender may treat the then undrawn amounts of outstanding Letter of Credit Accommodations for the purpose of purchasing Eligible Inventory as Revolving Loans to the extent Lender is in effect basing the issuance of the Letter of Credit Accommodations on the Value of the Eligible Inventory being purchased with such Letter of Credit Accommodations. In determining the actual amounts of such Letter of Credit Accommodations to be so treated for purposes of the sublimit, the outstanding Revolving Loans and Reserves shall be attributed first to any components of the lending formulas set forth above that are not subject to such sublimit, before being attributed to the components of the lending formulas subject to such sublimit. The amounts of Eligible Inventory of New Borrower shall, at Lender’s option, be determined based on the lesser of the amount of Inventory set forth in the general ledger of New Borrower or the perpetual inventory record maintained by New Borrower.

(c)	Section 1.34 shall hereafter additionally reference and include the Information Certificate of New Borrower dated October 1, 2005.

(d)	In Section 1.37, the amount “three-quarters (.75%) percent per annum” is substituted in lieu of the amount "one and three-quarters (1.75%) percent per annum."

(e)	In Section 1.45, the amount “$20,000,000.00” is substituted in lieu of the amount “$10,000,000.00”.

(f)
The “Reserves”, as defined in Section 1.58, shall specifically include, without limitation, (a) the aggregate amount of each Borrower's accounts payable owing to Chevron/Texaco at any time, and (b) the Value of all Inventory located at premises owned or operated by Exxon/Mobil.

(g)	Section 1.69 is amended and restated in its entirety to read as follows:

1.69 “Excluded Assets” shall mean (i) the Vehicles of Second Borrower acquired from Shank C&E Investments, L.L.C. (“Shank”) on February 18, 2005 and securing the January 2005 Indebtedness (hereinafter defined), including future additions, parts, accessories, attachments, substitutions, repairs, related intangibles and improvements and replacements to or of any such Vehicle, (ii) the Equipment of Second Borrower acquired from Shank on February 18, 2005 and securing the January 2005 Indebtedness, including future additions, parts, accessories, attachments, substitutions, repairs, related intangibles and improvements and replacements to or of any such Equipment, (iii) the intangible assets of Second Borrower acquired from Shank on February 18, 2005, securing the January 2005 Indebtedness and listed on Schedule A hereto, (iv) the Vehicles owned by New Borrower on October 1, 2005 and securing the September 2005 Indebtedness (hereinafter defined), including future additions, parts, accessories, attachments, substitutions, repairs, related intangibles and improvements and replacements to or of any such Vehicle, (v) the Equipment owned by New Borrower on October 1, 2005 and securing the September 2005 Indebtedness, including future additions, parts, accessories, attachments, substitutions, repairs, related intangibles and improvements and replacements to or of any such Equipment, and (vi) any future additions, parts, accessories, attachments, substitutions, repairs, related intangibles and improvements and replacements to or of the Vehicles and Equipment leased by New Borrower on October 1, 2005.

(h)	The following defined terms and definitions are added to Section 1:

1.70 “Capital Expenditures” shall mean expenditures made or  liabilities incurred for the acquisition of any fixed assets or  improvements, replacements, substitutions or additions thereto  which have a useful life of more than one year, including the total  principal portion of Indebtedness under Capital Leases.

1.71 “Eligible Inventory” shall mean Inventory of New Borrower consisting of finished goods held for resale in the ordinary course of the business of New Borrower which are acceptable to Lender based on the criteria set forth below. In general, Eligible Inventory shall not include (a) work-in-process or raw materials; (b) components which are not part of finished goods; (c) spare parts for equipment; (d) packaging and shipping materials; (e) supplies used or consumed in such Borrower’s business; (f) Inventory at premises other than those owned or leased and controlled by such Borrower; provided, that, (i) as to locations which are leased by such Borrower, if Lender shall not have received a Collateral Access Agreement from the owner and lessor with respect to such location, duly authorized, executed and delivered by such owner and lessor (or Lender shall determine to accept a Collateral Access Agreement that does not include all required provisions or provisions in the form otherwise required by Lender), Lender may, at its option, establish such Reserves in respect of amounts at any time due or to become due to the owner and lessor thereof as Lender shall determine, and (ii) as to locations owned and operated by a third person, if Lender shall not have received a Collateral Access Agreement from the owner and operator with respect to such location, duly authorized, executed and delivered by such owner and operator (or Lender shall determine to accept a Collateral Access Agreement that does not include all required provisions or provisions in the form otherwise required by Lender), Lender may, at its option, establish such Reserves in respect of amounts at any time due or to become due to the owner and operator thereof as Lender shall determine, provided that, in addition, if required by Lender, in order for such Inventory at locations owned and operated by a third person to be Eligible Inventory, Lender shall have received: (x) UCC financing statements between the owner and operator, as consignee or bailee and such Borrower, as consignor or bailor, in form and substance satisfactory to Lender, which are duly assigned to Lender and (y) a written notice to any lender to the owner and operator of the first priority security interest in such Inventory of Lender; (g) Inventory subject to a security interest or lien in favor of any Person other than Lender except those permitted in this Agreement subject to any liens except those permitted in this Agreement that are subject to an intercreditor agreement in form and substance satisfactory to Lender between the holder of such security interest or lien and Lender; (h) bill and hold goods; (i) unserviceable, obsolete or slow moving Inventory; (j) Inventory which is not subject to the first priority, valid and perfected security interest of Lender; (k) returned, damaged and/or defective Inventory; (l) Inventory purchased or sold on consignment, and (m) Inventory located outside the United States of America. The criteria for Eligible Inventory set forth above may only be changed and any new criteria for Eligible Inventory may only be established by Lender in good faith based on either: (a) an event, condition or other circumstance arising after the date hereof, or (b) an event, condition or other circumstance existing on the date hereof to the extent Lender has no written notice thereof from New Borrower prior to the date it becomes a Borrower under this Agreement, in either case under clause (a) or (b) which adversely affects or could reasonably be expected to adversely affect the Inventory in the good faith determination of Lender. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

1.72 “Net Recovery Percentage” shall mean the fraction, expressed as a percentage, (a) the numerator of which is the amount equal to the amount of the recovery in respect of the Inventory at such time on a “net orderly liquidation value” basis as set forth in the most recent acceptable appraisal of Inventory received by Lender in accordance with Section 7.3, net of operating expenses, liquidation expenses and commissions, and (b) the denominator of which is the applicable original cost of the aggregate amount of the Inventory subject to such appraisal.

1.73 “Value” shall mean, as determined by Lender in good faith, with respect to Inventory, the lower of (a) cost computed on a first-in first-out basis in accordance with GAAP or (b) market value, provided, that, for purposes of the calculation of the Borrowing Base, (i) the Value of the Inventory shall not include: (A) the portion of the value of Inventory equal to the profit earned by any Affiliate on the sale thereof to any Borrower or (B) write-ups or write-downs in value with respect to currency exchange rates and (ii) notwithstanding anything to the contrary contained herein, the cost of the Inventory shall be computed in the same manner and consistent with the most recent appraisal of the Inventory received and accepted by Lender prior to the date New Borrower became a Borrower under this Agreement, if any.

(i)	Section 2.1(c), reading as follows, is added immediately after Section 2.1(b):

(c) Lender may, in its discretion, from time to time, upon not less than five (5) days prior notice to any Borrower, reduce the lending formula(s) with respect to Eligible Inventory to the extent that Lender determines in good faith that: (i) the number of days of the turnover of the Inventory for any period has adversely changed or (ii) the liquidation value of the Eligible Inventory, or any category thereof, has decreased, including any decrease attributable to a change in the nature, quality or mix of the Inventory. The amount of any decrease in the lending formulas shall have a reasonable relationship to the event, condition or circumstance which is the basis for such decrease as determined by Lender in good faith. In determining whether to reduce the lending formula(s), Lender may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts, Eligible Inventory or in establishing Reserves.

(j)	Section 2.2(d) is amended and restated in its entirety to read as follows:

(d) In addition to being subject to the satisfaction of the applicable conditions precedent contained in Section 4 hereof and the other terms and conditions contained herein, no Letter of Credit Accommodations shall be available unless each of the following conditions precedent have been satisfied in a manner satisfactory to Lender: (i) Borrower shall have delivered to the proposed issuer of such Letter of Credit Accommodation at such times and in such manner as such proposed issuer may require, an application in form and substance satisfactory to such proposed issuer and Lender for the issuance of the Letter of Credit Accommodation and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit Accommodation shall be satisfactory to Lender and such proposed issuer, (ii) as of the date of issuance, no order of any court, arbitrator or other Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit Accommodation, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed issuer of such Letter of Credit Accommodation refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit Accommodation; and (iii) the Excess Availability, prior to giving effect to any Reserves with respect to such Letter of Credit Accommodations, on the date of the proposed issuance of any Letter of Credit Accommodations, shall be equal to or greater than: (A) if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory and the documents of title with respect thereto are consigned to the issuer, the sum of (1) the percentage equal to one hundred (100%) percent minus the then applicable percentage with respect to Eligible Inventory set forth in the definition of the term Borrowing Base multiplied by the Value of such Eligible Inventory, plus (2) freight, taxes, duty and other amounts which Lender estimates must be paid in connection with such Inventory upon arrival and for delivery to one of New Borrower's locations for Eligible Inventory within the United States of America and (B) if the proposed Letter of Credit Accommodation is for any other purpose or the documents of title are not consigned to the issuer in connection with a Letter of Credit Accommodation for the purpose of purchasing Inventory, an amount equal to one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by Lender with respect thereto. Effective on the issuance of each Letter of Credit Accommodation, a Reserve shall be established in the applicable amount set forth in Section 2.2(d)(iii)(A) or Section 2.2(d)(iii)(B).

(k)	In order to secure the Obligations, New Borrower grants to Lender the security interest in Collateral pursuant to Section 5.1.

(l)	Section 7.1(a)(v), reading as follows, is added immediately after Section 7.1(a)(iv):

(v) as soon as possible after the end of each week (but in any event within three (3) Business Days after the end thereof), on a weekly basis or more frequently as Lender may request, (A) perpetual inventory reports, and (B) inventory reports by location and category (including identifying Inventory at locations owned and operated by third parties or on consignment).

(m)	Section 7.3 is amended and restated in its entirety to read as follows:

7.3 Inventory Covenants. With respect to the Inventory: (a) Borrower shall at all times maintain inventory records reasonably satisfactory to Lender, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, Borrower's cost therefor and daily withdrawals therefrom and additions thereto; (b) New Borrower shall conduct a physical count of the Inventory at least once each year, but at any time or times as Lender may request on or after an Event of Default, and promptly following such physical inventory shall supply Lender with a report in the form and with such specificity as may be reasonably satisfactory to Lender concerning such physical count; (c) New Borrower shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Lender, except for sales of Inventory in the ordinary course of New Borrower's business and except to move Inventory directly from one location set forth or permitted herein to another such location and except for Inventory shipped from the manufacturer thereof to New Borrower which is in transit to the locations set forth or permitted herein; (d) upon Lender's request, New Borrower shall, at its expense, no more than two (2) in any twelve (12) month period, but at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written appraisals as to the Inventory in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender and upon which Lender is expressly permitted to rely; (e) Borrower shall produce, use, store and maintain the Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (f) none of the Inventory or other Collateral constitutes farm products or the proceeds thereof; (g) Borrower assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (h) Borrower shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate Borrower to repurchase such Inventory; (i) Borrower shall keep the Inventory in good and marketable condition; and (j) Borrower shall not, without prior written notice to Lender or the specific identification of such Inventory with respect thereto provided by Borrower to Lender pursuant to Section 7.1(a) hereof, acquire or accept any Inventory on consignment or approval.

(n)	Section 9.9(i), reading as follows, is added immediately after Section 9.9(h):

(i) Indebtedness of Borrower evidenced by the 10% Senior Secured Notes due August 31, 2010, dated as of September 1, 2005 in the aggregate principal amount of $3,000,000 (the "September 2005 Indebtedness") and secured by a security interest in the Excluded Assets owned by New Borrower, all pursuant to documentation containing terms satisfactorily subordinating such Indebtedness to the Obligations and otherwise acceptable to Lender.

(o)	Section 9.17 is amended and restated in its entirety to read as follows:

9.17 Capital Expenditures. Borrower shall not make Capital Expenditures which in the aggregate exceed $1,500,000 during fiscal year 2006 or $750,000 during any fiscal year thereafter.

(p)	Section 9.19(f) is amended and restated in its entirety to read as follows:

(f) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and Borrower's operations (which, in the absence of an Event of Default and exclusive of acquisition preliminary examinations and take-over examinations, shall not exceed three (3) per year), plus a per diem charge at the rate of $800 per person per day for Lender's examiners in the field and office; and

(q)	Section 9.21 is amended and restated in its entirety to read as follows:

9.21 Fixed Charge Coverage Ratio. Borrower shall not, as of each quarter end in which the Average Excess Availability is less than $3,000,000 and at all times following the occurrence of an Event of Default, on a cumulative basis for that fiscal year, permit the ratio of (a) EBITDA to (b) Fixed Charges to be less than 1.0 to 1.0.

(r)	In Section 12.1, the "Renewal Date" in subsection (a) is extended to the date five (5) years from the date of the Agreement.

5. Each and every reference to the Agreement in the other Financing Agreements shall be deemed to refer to the Agreement, as modified by this Fifth Amendment.

6. The effectiveness of this Fifth Amendment is subject to satisfactory compliance with conditions precedent requiring that Lender shall have received:

(a)
copies of the final executed documents (i) evidencing and securing the 10% Senior Secured Notes due August 31, 2010, and (ii) pertaining to the Asset Purchase and the Stock Purchase, including, without limitation, the subordination agreement in Lender's favor with respect to the Acquisition Financing, all in form and substance satisfactory to Lender;

(b)	satisfactory results of all Lender's due diligence with respect to the assets of New Borrower;

(c)	evidence, in form and substance satisfactory to Lender, that Lender has valid perfected and first priority security interests in and liens upon the Collateral furnished by New Borrower;

(d)
all requisite corporate action and proceedings in connection with this Fifth Amendment and the other Financing Agreements shall be satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Lender may have requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate officers or governmental authorities;

(e)
Lender shall have received, in form and substance satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral furnished by New Borrower or to effectuate the provisions or purposes of the Agreement and the other Financing Agreements, including acknowledgments by lessors, mortgagees and warehousemen of Lender’s security interests in the Collateral, waivers by such persons of any security interests, liens or other claims by such persons to the Collateral and agreements permitting Lender access to, and the right to remain on, the premises to exercise its rights and remedies and otherwise deal with the Collateral;

(f)
Lender shall have received evidence of insurance and loss payee endorsements required under the Agreement and under the other Financing Agreements, in form and substance satisfactory to Lender, and certificates of insurance policies and/or endorse-ments naming Lender as loss payee;

(g)	an executed guarantee agreement from Streicher Realty, Inc. for the Obligations, in form and substance acceptable to Lender;

(h)	current certificates of good standing for New Borrower from the Secretary of State of Texas;

(i)	current Articles of Incorporation and certified By-laws for New Borrower;

(j)	the written opinion of counsel for New Borrower, in form and substance acceptable to Lender; and

(k)	such additional documents, instruments and agreements as are required hereunder as well as those which Lender or its counsel may reasonably request.

7. As partial consideration for Lender adding New Borrower as a co-borrower under the Revolving Loans, and amending the Agreement as provided above, Lender has fully earned a nonrefundable facility fee in the amount of Fifty Thousand Dollars ($50,000) which shall be paid to Lender simultaneously with the execution of this Fifth Amendment, irrespective of any actual further funding under the Revolving Loans.

8. Borrower represents and warrants to Lender that, except as has been otherwise disclosed to Lender in writing, the representations and warranties contained in the Agreement and all related loan documentation are true and correct on and as of the date hereof (with the same force and effect as if made on and as of the date hereof, other than representations and warranties made as of a specific date which shall be deemed made as of such date) and with respect to this Fifth Amendment and the related documentation referenced herein, and that no Default or Event of Default shall have occurred and be continuing. Specifically, Original Borrower represents and warrants that its Articles of Incorporation and Bylaws, certified on September 26, 2002 were not amended on or subsequent to their aforesaid certification date, other than the July 23, 2003 amendment to Articles of Incorporation increasing the number of authorized shares of common stock from 20,000,000 to 50,000,000 shares, and Second Borrower represents and warrants that its Certificate of Incorporation and Bylaws, certified on February 18, 2005 were not amended on or subsequent to their aforesaid certification date.

9. Borrower acknowledges and confirms that all Collateral furnished in connection with the Agreement, except patents, continue to secure the Obligations and indebtedness thereunder, as hereby modified.

10. Borrower and Obligor each hereby release and forever discharge Lender and each and every one of its directors, officers, employees, representatives, legal counsel, agents, parents, subsidiaries and affiliates, and persons employed or engaged by them, whether past or present (hereinafter collectively referred to as the "Lender Releasees"), of and from all actions, agreements, damages, judgments, claims, counterclaims, and demands whatsoever, liquidated or unliquidated, contingent or fixed, determined or undetermined, at law or in equity, which Borrower or Obligor, had, now has, or may have against the Lender Releasees, or any of them, for, upon or by reason of any matter, cause or thing whatsoever to the date of this Fifth Amendment, whether arising out of, related to or pertaining to the Obligations, the Financing Agreements, or otherwise, including, without limitation, the negotiation, closing, administration, and funding of the Obligations or the Financing Agreements. Borrower and Obligor each acknowledges that this provision is a material inducement for Lender entering into this Fifth Amendment and this provision shall survive payment in full of all Obligations and termination of all Financing Agreements.

11. Borrower shall pay all out-of-pocket expenses incurred by Lender in connection with the preparation for and closing of the transaction contemplated under this Fifth Amendment, including, without limitation, the fees and expenses of special counsel for Lender. In addition, Borrower shall pay any and all taxes (together with interest and penalties, if any, applicable thereto) and fees, including, without limitation, documentary stamp taxes, now or hereafter required in connection with the execution and delivery of the Agreement, as hereby amended, and all related documents, instruments and agreements.

12. Except as expressly modified herein, all terms and provisions of the Agreement, and all other documents, instruments and agreements executed and/or delivered in connection with the Agreement, shall remain unchanged and in full force and effect; provided, however, in the event of any inconsistency, incongruity or conflict between the terms of the Agreement and the terms of this Fifth Amendment, the terms of this Fifth Amendment shall govern and control. No consent of Lender hereunder shall operate as a waiver or continuing consent with respect to any instance or event other than those specified herein. Neither this Fifth Amendment nor any earlier waiver or amendment of the Agreement will constitute a novation or have the effect of discharging any liability or obligation evidenced by the Agreement or any related document. This Fifth Amendment shall not be deemed to prejudice any rights or remedies which Lender may now have or may have in the future under or in connection with the Agreement or the Financing Agreements or any of the instruments or agreements referred to therein, as the same may be amended, restated or otherwise modified. This Fifth Amendment is part of the Agreement and constitutes a Financing Agreement thereunder.

13. All covenants, agreements, representations and warranties contained herein shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Lender.

14. This Fifth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed, shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

15. This Fifth Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of Florida, without giving effect to its conflict of law principles.

16. LENDER, BORROWER AND OBLIGOR EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS FIFTH AMENDMENT OR THE AGREEMENT AND ANY AGREEMENT, DOCUMENT OR INSTRUMENT EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER ENTERING INTO THIS FIFTH AMENDMENT.

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amendment the day and year first above written.

BORROWER:

STREICHER MOBILE FUELING, INC., a Florida corporation

By:/s/Richard E. Gathright
Name: Richard E. Gathright
Title:   President and Chief Executive Officer

SMF SERVICES, INC., a Delaware corporation

By:/s/Richard E. Gathright
Name: Richard E. Gathright
Title:   President and Chief Executive Officer

H&W PETROLEUM COMPANY, INC., a Texas corporation

By:/s/Richard E. Gathright
Name: Richard E. Gathright
Title:   Chief Executive Officer

LENDER:

WACHOVIA BANK, NATIONAL ASSOCIATION, SUCCESSOR BY MERGER TO CONGRESS FINANCIAL CORPORATION (FLORIDA)

By:/s/Pat Cloninger
Name: Pat Cloninger
Title: Vice President